UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of earliest event reported):	April 5, 2007

INCOME OPPORTUNITY REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1755 Wittington Place, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	214-750-5800

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (c) Effective April 5, 2007, Income Opportunity Realty Investors, Inc. (the “Company”) appointed Daniel J. Moos, 56, to the position of President and Chief Operating Officer. Mr. Moos has been appointed to the same position by Transcontinental Realty Investors, Inc. (“TCI”) and American Realty Investors, Inc. (“ARL”). Prior to his selection as an officer of the Company, Mr. Moos was employed as Senior Vice President and Business Line Manager for US Bancorp (NYSE:USB) working out of banking offices in Houston, Texas from 2003 to April 2007. Prior thereto he was Executive Vice President and Chief Financial Officer of Fleetcor Technologies, a privately held transaction processor headquartered in New Orleans, Louisiana (from 1998 to 2003); for two years prior thereto from 1996 to 1998, he was Senior Vice President and Chief Financial Officer of ICSA, a privately held internet security and information company headquartered in Carlisle, Pennsylvania; and for more than ten years prior thereto he was employed in various financial and operating capacities by Phone Tel Technologies, Inc., which had its securities listed on the American Stock Exchange Inc. based in Cleveland, Ohio and LDI Corporation NASDAQ listed corporation equipment sales/service and leasing company based in Cleveland, Ohio.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: April 5, 2007	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Steven A. Abney
Steven A. Abney, Executive Vice President,
Chief Financial Officer and Acting Principal Executive Officer